UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 5, 2012

HELICOS BIOSCIENCES CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33484	05-0587367
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Kendall Square Building 200 Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

(617) 264-1800

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 4.01.  Changes in Registrant’s Certifying Accountant

On December 5, 2012, PricewaterhouseCoopers LLP (“PwC”) resigned as the independent registered public accounting firm for Helicos BioSciences Corporation (the “Company”).

During the Company’s two most recent fiscal years ended December 31, 2010 and 2011 and  through December 5, 2012, (i) there were no disagreements between the Company and PwC on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure that, if not resolved to PwC ‘s satisfaction, would have caused it to make reference to the matter in conjunction with its report on the Company’s consolidated financial statements for the relevant year, and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

The audit report of PwC  on the consolidated financial statements of the Company and its subsidiary for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report of PwC on the Company’s consolidated financial statements for fiscal years 2011 and 2010 contained an explanatory paragraph which noted that there was  substantial doubt about the Company’s ability to continue as a going concern.

The Company furnished a copy of the above disclosure to PricewaterhouseCoopers LLP and requested that PricewaterhouseCoopers LLP provide a letter addressed to the U.S. Securities and Exchange Commission stating whether or not it agrees with the statements made above.  A copy of the letter from PricewaterhouseCoopers LLP dated December 10, 2012 is filed as Exhibit 16.1 to this Form 8-K.

Item 9.01	Financial Statements and Exhibits

Exhibit 16.1	Letter to Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated December 10, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELICOS BIOSCIENCES CORPORATION

	By:	/s/ Jeffrey R. Moore
Date: December 10, 2012	Name:	Jeffrey R. Moore
	Title:	Senior Vice President and
Chief Financial Officer

Exhibit Index

Exhibit 16.1	Letter to Securities and Exchange Commission from PricewaterhouseCoopers LLP, dated December 10, 2012.